UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 3, 2010 (May 30, 2010)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As previously disclosed, Jeffrey H. Lynford, the Chairman of Reis, Inc. (the “Company”), was employed under an employment agreement that expired on May 30, 2010.  Jeffrey Lynford has decided not to renew his employment with the Company, in order to pursue other business opportunities.  He has informed the Company that he expects to step down as executive Chairman of the board of directors effective as of the conclusion of the Company’s 2010 annual meeting of stockholders, the date of which has not been announced at this time.  The board of directors will elect a new non-executive Chairman at that time.  Jeffrey Lynford will continue as a director of the Company.

(e)           The Company currently has contracts with its five most senior executive officers, all of which were entered into in 2007 and expire on May 30, 2010.

As disclosed above, Jeffrey Lynford’s employment with the Company terminated on May 30, 2010.  In connection with the termination of his employment, Jeffrey Lynford and the Company have entered into a separation agreement (the “Agreement”).  In recognition of Jeffrey Lynford’s eighteen years of continuous service to the Company and its predecessor companies, the Company will make a payment to Jeffrey Lynford in the amount of $300,000.  The Company will also reimburse Jeffrey Lynford, on an after-tax basis, for certain life insurance, medical and dental premiums, as provided in his existing employment agreement.  The Agreement contains customary mutual releases.

The Company has proposed new employment agreements for its other four most senior executive officers: Lloyd Lynford, Chief Executive Officer and President; Jonathan Garfield, Executive Vice President; Mark P. Cantaluppi, Vice President, Chief Financial Officer; and William Sander, Chief Operating Officer of Reis Services, LLC.  The officers and the Company are reviewing, and continuing to discuss, the proposed new employment agreements.  Although there can be no assurance, the Company believes that a new employment agreement will be entered into with each such officer; however, such new agreements were not finalized prior to the scheduled expiration of the officers’ 2007 employment agreements.  Therefore, the Company has entered into a one month employment agreement extension (each, an “Extension”) with each such officer, providing that the officer’s current employment agreement shall be extended through June 30, 2010.

The Agreement and the Extensions have been filed as exhibits to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement and General Release dated as of June 3, 2010, among Jeffrey H. Lynford, Reis, Inc. and Reis Services, LLC

10.2	Employment Agreement Extension dated as of May 30, 2010, among Lloyd Lynford, Reis, Inc. and Reis Services, LLC

10.3	Employment Agreement Extension dated as of May 30, 2010, among Jonathan Garfield, Reis, Inc. and Reis Services, LLC

10.4	Employment Agreement Extension dated as of May 30, 2010, among Mark P. Cantaluppi, Reis, Inc. and Reis Services, LLC

10.5	Employment Agreement Extension dated as of May 30, 2010, between William Sander and Reis Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

		By:	/s/ Alexander G. Simpson
Alexanger G. Simpson
Vice President, General Counsel

Date:	June 3, 2010

Exhibit Index

10.1	Separation Agreement and General Release dated as of June 3, 2010, among Jeffrey H. Lynford, Reis, Inc. and Reis Services, LLC

10.2	Employment Agreement Extension dated as of May 30, 2010, among Lloyd Lynford, Reis, Inc. and Reis Services, LLC

10.3	Employment Agreement Extension dated as of May 30, 2010, among Jonathan Garfield, Reis, Inc. and Reis Services, LLC

10.4	Employment Agreement Extension dated as of May 30, 2010, among Mark P. Cantaluppi, Reis, Inc. and Reis Services, LLC

10.5	Employment Agreement Extension dated as of May 30, 2010, between William Sander and Reis Services, LLC